UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2015

KEARNY FINANCIAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-198602	To Be Applied For
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

120 Passaic Avenue, Fairfield, New Jersey	07004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 244-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 6, 2015, Kearny Financial Corp., a federal corporation (the “Company”), announced that the members of Kearny MHC and the Company’s stockholders each approved the Plan of Conversion and Reorganization pursuant to which Kearny MHC will convert to the stock holding company form of organization and Kearny Financial Corp., a Maryland corporation (“New Kearny”), the proposed stock holding company for Kearny Bank, will sell shares of its common stock. The Company also announced that the Company’s stockholders and Kearny MHC’s members each approved the establishment and funding of the KearnyBank Foundation with a contribution of 500,000 shares of New Kearny common stock and $5.0 million in cash.

A copy of the press release is included as exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated May 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEARNY FINANCIAL CORP.

DATE: May 7, 2015	By:	/s/ Craig L. Montanaro
Craig L. Montanaro
President and Chief Executive Officer